SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2006

Sydys Corp.

(Exact name of small business issuer as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-31289 Commission File Number	98-0418961 (I.R.S. Employer Identification No.)

7 Orchard Lane, Lebanon, NJ  08833

(Address of principal executive offices)

908-236-9885

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

STOCK SPLIT. On May 23, 2006, the Board of Directors of Sydys Corp., a Nevada corporation (the “Registrant”) by unanimous written consent, approved an 18 for 1 stock split of the Registrant's issued and outstanding common stock which was effectuated through a dividend of 17 shares for each share of common stock outstanding as of the record date. The Registrant's intent of the stock split is to increase the marketability and liquidity of its common stock and hopefully increase the value of its common stock. The dividend was payable on June 6, 2006 for shareholders of record on June 5, 2006. After the split, the total number of the Registrant's issued and outstanding shares of common stock is 63,000,000 shares. The Registrant's common stock will continue to have the same par value. Fractional shares, if any, were rounded upward.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Sydys Corp.

Date: June 7, 2006	By:	/s/ Kenneth J. Koock
Kenneth J. Koock
President and Chief Executive Officer

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